EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

MISCOR Group, Ltd. And Subsidiaries

Massillon, OH 44646

We hereby consent to use in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2013, relating to the consolidated financial statements of MISCOR Group, Ltd. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Kalamazoo, Michigan

March 29, 2013